Exhibit 10.1

CONFIDENTIAL

TRANSITION, SEPARATION AND RELEASE AGREEMENT

This Transition, Separation and Release Agreement (this “Agreement”), dated July 8, 2024, is made by and between Brien J. McMahon (“Employee”) and Radian Group Inc. (“Radian”). Employee and Radian are parties to this Agreement and are collectively referred to herein as the “Parties.” This Agreement provides for all payments to which Employee may be entitled from the Company (as defined below), including under the Executive Severance Agreement between Employee and Radian, effective November 14, 2017, as amended, effective November 12, 2019 (“Severance Agreement”).

As used in this Agreement, any reference to Employee shall include Employee, and in their capacities as such, Employee’s heirs, administrators, representatives, executors, legatees, successors, agents and assigns. As used in this Agreement, any reference to the “Company” shall mean Radian and each subsidiary of Radian.

In consideration of the mutual promises, agreements and representations contained herein, the Parties agree as follows:

1.	Transition Period.

a) Employee will begin to transition his duties effective July 8, 2024, with the expectation that his employment will terminate effective September 13, 2024. During the period commencing on July 8, 2024 and ending on the termination date described in Section 2 below (the “Transition Period”), Employee will remain employed by the Company on a full-time basis and carry out such duties and responsibilities, which shall be consistent with Employee’s expertise, as requested by the Chief Executive Officer of the Company, including transitioning Employee’s duties and responsibilities. As of September 13, 2024 or any earlier date specified by the Company, Employee will be deemed to have resigned as an officer and a director of the Company. Employee acknowledges and agrees that the transition contemplated hereby does not constitute a “Good Reason” event under the Severance Agreement or any other employee benefit or compensation program, plan, or arrangement of the Company or its subsidiaries. Except as specifically incorporated herein, the Severance Agreement is hereby terminated.

b) During the Transition Period, Employee will continue to serve the Company faithfully, conscientiously and to the best of Employee’s ability. Employee shall continue to devote sufficient time, attention, knowledge, energy and skills, during normal working hours, and at such other times as Employee’s duties may reasonably require, to the duties of Employee’s employment.

c) During the Transition Period, Employee will continue to be eligible to participate in the Company’s compensation and employee benefit plans as they are made available to employees of the Company, subject to the terms and conditions of the applicable plans. Nothing in this Section 1(c) shall be construed to require the Company to establish, maintain or continue any compensation or benefit plan, program or arrangement. Except as otherwise expressly provided by their terms, such compensation or benefit plans, programs or arrangements are subject to modification or termination by the Company at any time.

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2. Termination of Service. Employee’s employment will terminate on September 13, 2024, unless terminated earlier pursuant to this Section 2. The Company may elect to terminate Employee’s employment before September 13, 2024 in its sole discretion for any reason, in which case Employee is entitled to the payments in Section 3(b) unless Employee is terminated for Cause (as defined in the Severance Agreement). Employee’s termination of employment on September 13, 2024, or earlier as described in this Section 2 or by Employee for any reason, shall be referred to herein as the “Termination Date.” For the avoidance of doubt, if Employee’s employment terminates on account of a termination by the Company for Cause or Employee’s voluntary termination for any reason before September 13, 2024, Employee shall not be entitled to receive the payments described in Section 3(b) below.

3.	Company’s Obligations.

a) Whether or not Employee executes this Agreement or the Second Release of Claims on Exhibit A, which is hereby incorporated herein (“Second Release”):

(1) The Company will not contest any application for unemployment compensation that Employee may file; however, Employee acknowledges that the relevant agency, not the Company, ultimately has the authority over the determination of Employee’s eligibility, or lack thereof, for unemployment benefits; and

(2) The Company will pay Employee a lump sum payment for Employee’s accrued but unused paid-time-off days and accrued but unpaid base salary as of the Termination Date. Such payment will be made in a single lump sum by the regular payroll date for the pay period in which the Termination Date occurs.

b) Provided that Employee (1) remains employed in good standing pursuant to this Agreement until the end of the Transition Period, is not terminated for Cause, and does not voluntarily terminate his employment before September 13, 2024, (2) timely signs this Agreement and does not revoke this Agreement, (3) signs the Second Release attached as Exhibit A on or after the Termination Date and does not revoke the Second Release, and (4) complies with the Restrictive Covenants (defined in Section 5(a) below), in lieu of any other severance amounts under any other severance plans or agreements provided by the Company, the Company agrees to pay Employee the following:

(1) The Company shall pay Employee severance pay equal to $712,500.00, which is equal to one and one-half times Employee’s base salary as in effect on the Termination Date. The severance payments shall be paid in bi-weekly installments in accordance with the Company’s normal payroll practices over the 18-month period following the Termination Date (the “Severance Period”). The first payment will be made on the first payroll date after the 30th day following the Termination Date and will include unpaid installments for the period from the Termination Date to the first payment date.

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(2) The Company shall pay Employee a lump sum cash payment of $712,500.00, which is equal to one and one-half times Employee’s target incentive award under the Radian Group Inc. Short-Term Incentive Plan for Employees (the “STI Plan”). The payment will be made on the first payroll date after the 30th day following the Termination Date.

(3) The Company shall pay a prorated target incentive award under the STI Plan for the year in which the Termination Date occurs (the “Prorated STI Award”). The Prorated STI Award will be an amount in cash equal to Employee’s target incentive award under the STI Plan for the year in which the Termination Date occurs, multiplied by a fraction, the numerator of which is the number of days that Employee was employed by the Company during the year of termination and the denominator of which is 365. For purposes of example only, if Employee’s Termination Date is September 13, 2024, Employee will be entitled to a Prorated STI Award equal to $334,452.06. The Prorated STI Award, if any, will be paid in a lump sum on the first payroll date after the 30th day following the Termination Date.

(4) During the period beginning on the Termination Date and ending on the earlier of (i) the date on which Employee first becomes covered by any other “group health plan” as described in Section 4980B(g)(2) of the Internal Revenue Code of 1986, as amended (the “Code”) or (ii) the last day of the Severance Period (the “Coverage Period”), if Employee elects to receive continued health coverage under the Company’s health plan under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) at a level of coverage at or below Employee’s level of coverage in effect on the Termination Date, the Company will pay the monthly COBRA premium cost for such continued health coverage, less an amount equal to applicable active employee premium charge Employee paid immediately prior to the Termination Date for such health coverage (the “COBRA Benefit”). Income will be imputed to Employee equal to the COBRA Benefit, and the applicable taxes on this imputed income will be deducted from the payments described in Section 3(b)(1). The COBRA Benefit shall commence on the first payroll date that is administratively practicable after the Effective Date (as defined in Exhibit A) (and within 90 days after the Termination Date), and the first such COBRA Benefit payment shall include any payments for the period from the Termination Date to the COBRA Benefit commencement date. The Company shall provide the COBRA Benefit to Employee under this Section 3(b)(4) only for the portion of the Coverage Period during which Employee continues coverage under the Company’s health plan. Employee agrees to notify the Company within five business days of Employee’s coverage under an alternative health plan upon becoming covered by such alternative plan. The COBRA health care continuation coverage period under Section 4980B of the Code shall run concurrently with the Coverage Period.

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(5) The Company shall provide Employee with outplacement services with Career Concepts, Inc. for a period of up to 12 months after the Termination Date, not to exceed $20,000 in cost. Employee should contact Career Concepts, Inc. at (610) 941-4455 to arrange for outplacement services.

(6) Employee will be eligible for accelerated or continued vesting pursuant to the terms of the applicable grant agreements evidencing Employee’s outstanding equity awards, as set forth in Exhibit B attached hereto.

c) In the event Employee dies after the Termination Date, any payments due to Employee under this Agreement and not paid prior to Employee’s death shall be made to the personal representative of Employee’s estate.

d) Employee shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise. The amount of any payment or benefit provided for herein shall not be reduced by any compensation earned by other employment or otherwise, except as provided above with respect to the COBRA Benefit.

e) All payments under this Agreement shall be made subject to applicable tax withholding, and the Company shall withhold from any payments under this Agreement all federal, state and local taxes as the Company is required to withhold pursuant to any law or governmental rule or regulation. Employee shall be responsible for all taxes applicable to amounts payable under this Agreement.

f) Payments of any incentive compensation under this Agreement shall be subject to Radian’s Incentive Compensation Recoupment Policy, or any other recoupment policy in effect as of the date of this Agreement, to the extent applicable.

g) The Company agrees that it will direct its senior executives not to make or authorize any written or oral statements that are false or defamatory about Employee; provided that nothing in this Section 3(g) shall prevent any person from (a) responding publicly by a truthful statement to incorrect, disparaging or derogatory public statements to the extent reasonably necessary to correct or refute such public statement, or (b) making any truthful statement to the extent (i) necessary with respect to any litigation, arbitration or mediation involving this Agreement, including, but not limited to, the enforcement of this Agreement, or (ii) required by law, legal process or by any court, arbitrator, mediator or administrative or legislative body.

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4.	Release.

a) In further consideration of continued employment through September 13, 2024, Employee hereby agrees, subject to and without waiving any rights identified in Section 8 (Permitted Conduct) below, to the maximum extent permitted by law, to irrevocably and unconditionally RELEASE AND FOREVER DISCHARGE the Company and each of its and their past or present parents, subsidiaries and affiliates, their past or present officers, directors, stockholders, employees and agents, their respective successors and assigns, heirs, executors and administrators, the pension and employee benefit plans of the Company and of the Company’s past or present parents, subsidiaries or affiliates, and the past or present trustees, administrators, agents or employees of all such pension and employee benefit plans (hereinafter collectively included within the term the “Released Parties”), acting in any capacity whatsoever, of and from any and all manner of actions and causes of actions, suits, debts, claims and demands whatsoever in law or in equity, whether known or unknown, which Employee may have, or which Employee’s heirs, executors or administrators may have against the Released Parties, by reason of any matter, cause or thing whatsoever from the beginning of Employee’s employment with the Company to and including the date on which Employee executes this Agreement, and particularly, but without limitation of the foregoing general terms, any claims arising from or relating in any way to Employee’s employment relationship and/or the termination of Employee’s employment relationship with the Company, including but not limited to, any claims which have been asserted, could have been asserted, or could be asserted now or in the future, which includes any claim or right based upon or arising under any federal, state or local fair employment practices or equal opportunity laws, including, but not limited to, any claims under Title VII of the Civil Rights Act of 1964, the Family and Medical Leave Act of 1993, the Equal Pay Act, the Employee Retirement Income Security Act (“ERISA”) (including, but not limited to, claims for breach of fiduciary duty under ERISA), the Americans With Disabilities Act, the Age Discrimination in Employment Act (“ADEA”), the Older Workers’ Benefit Protection Act (“OWBPA”), Worker Adjustment and Retraining Notification (“WARN”), Pennsylvania Human Relations Act, Pennsylvania Equal Pay Law, Pennsylvania Whistleblower Law, if applicable, Pennsylvania Pregnancy Guidelines of the Human Relations Commission, if applicable, Florida Civil Rights Act, including age and sexual harassment claims, Florida Omnibus AIDS Act, Florida Wage Discrimination Law, Florida Discrimination against Education Employees, Florida Discrimination Against Military Personnel, retaliation provision of Florida Workers Compensation Act (Fla. Stat. Ann. § 440.205), the Florida Discrimination on the basis of Sickle Cell Trait Law, the Florida Equal Pay Act, Florida Fair Housing Act, Florida Private Sector Whistleblower’s Act, Florida minimum wage and wage payment laws, Fla. Const. art. X, § 24, and retaliation provision of the Florida False Claims Act (Fla. Stat. Ann. § 68.088), including all amendments thereto, and any other federal, state or local statutes or common law under which Employee can waive Employee’s rights, any contracts between the Released Parties and Employee, and all claims for counsel fees and costs. Employee acknowledges that Employee has not made any claims or allegations related to sexual harassment or sexual abuse and none of the payments set forth in this Agreement are related to sexual harassment or sexual abuse.

b) In waiving and releasing any and all claims against the Released Parties, whether or not now known to Employee, Employee understands that this means that if Employee later discovers facts different from or in addition to those facts currently known by Employee, or believed by Employee to be true, the waivers and releases of this Agreement will remain effective in all respects, despite such different or additional facts and Employee’s later discovery of such facts, even if Employee would not have agreed to this Agreement if Employee had prior knowledge of such facts.

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c) Notwithstanding anything in this Section 4 to the contrary, Employee does not waive (i) any entitlements under the terms of this Agreement, (ii) Employee’s existing right to receive vested accrued benefits under any plans or programs of the Company under which Employee has vested accrued benefits (other than under any Company separation or severance plan or programs), (iii) any claims that, by law, may not be waived, (iv) any rights or claims that may arise after the date Employee executes this Agreement, to the extent not waived by the Second Release, (v) any right to indemnification under the bylaws of the Company, or under any directors and officers insurance policy, with respect to Employee’s performance of duties as an employee or officer of the Company, and (vi) any claim or right Employee may have for unemployment insurance benefits, workers’ compensation benefits, state disability and/or paid family leave insurance benefits pursuant to the terms of applicable state law.

5.	Employee’s Obligations.

a) Employee agrees to comply with the restrictive covenants and agreements set forth in Section 9 of the Severance Agreement, which are incorporated herein, and all other written restrictive covenants and agreements with the Company, including Employee’s Restrictive Covenants Agreement, dated November 14, 2017, restrictive covenants under equity grants, and all confidentiality and other obligations with respect to the Company under the Company’s Code of Conduct and Ethics, including without limitation non-competition, non-solicitation, confidentiality and insider trading restrictions (collectively, the “Restrictive Covenants”). Employee expressly acknowledges that continuing to comply with the terms of the Restrictive Covenants and Section 5(b) below is a material term of this Agreement. Employee further acknowledges that in the event that Employee has violated any of the Restrictive Covenants or Section 5(b) below, Employee shall forfeit any unpaid amounts described in Section 3(b) and shall return to the Company any amounts previously paid under Section 3(b), and the Company shall have no further obligation to Employee.

b) Employee agrees that Employee will not make or authorize any written or oral statements that are false or defamatory about the Company or its affiliates or their respective directors, officers or employees. This clause does not affect Employee’s rights under Section 8 (Permitted Conduct).

6. Return of Property. Employee warrants that Employee will return all Company property to the Company on or before the Termination Date, as directed, and Employee will not retain any property of the Company. To the extent that Employee made use of Employee’s own personal computing devices (e.g., PDA, laptop, thumb drive, etc.) during employment with the Company, Employee will deliver such personal computing devices to the Company for review prior to the Termination Date and will permit the Company to delete all Company property and information from such personal computing devices, and/or permit the Company to remotely delete all Company property and information from such personal computing devices.

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7. Cooperation. Except as expressly permitted or required by this Agreement or by law and as set forth in Section 8 (Permitted Conduct) below, Employee agrees that, upon the Company’s reasonable notice to Employee, Employee shall fully cooperate with the Company in investigating, defending, prosecuting, litigating, filing, initiating or asserting any actual or potential claims or investigations that may be made by or against the Company to the extent that such claims or investigations may relate to any matter in which Employee was involved (or alleged to have been involved) while employed with the Company or of which Employee has knowledge by virtue of Employee’s employment with the Company. Upon submission of appropriate documentation, Employee shall be reimbursed for reasonable and pre-approved out-of-pocket expenses incurred in rendering such cooperation.

8. Permitted Conduct. Nothing in this Agreement shall prohibit or restrict Employee from initiating communications directly with, or responding to any inquiry from, or providing testimony before, the Equal Employment Opportunity Commission, the Department of Justice, the Securities and Exchange Commission, or any other federal, state or local regulatory authority. To the extent permitted by law, upon receipt of any subpoena, court order, or other legal process compelling the disclosure of any confidential information and trade secrets of the Company, Employee agrees to give prompt written notice to the Company so as to permit the Company to protect its interests in confidentiality to the fullest extent possible. However, Employee hereby waives Employee’s right to receive any individual monetary relief from the Released Parties resulting from such claims, regardless of whether Employee or another party has filed them, and in the event Employee obtains such monetary relief, the Company will be entitled to an offset for the payments made pursuant to Section 3(b) of this Agreement, except where such limitations are prohibited as a matter of law (e.g., under the Sarbanes-Oxley Act of 2002, 18 U.S.C.A. §§ 1514A). Please take notice that federal law provides criminal and civil immunity to federal and state claims for trade secret misappropriation to individuals who disclose a trade secret to their attorney, a court, or a government official in certain, confidential circumstances that are set forth at 18 U.S.C. §§ 1833(b)(1) and 1833(b)(2), related to the reporting or investigation of a suspected violation of the law, or in connection with a lawsuit for retaliation for reporting a suspected violation of the law.

9. No Other Benefits or Compensation. Effective on Employee’s Termination Date, Employee shall cease to be a participant in the benefit plans of the Company, except that Employee’s coverage under the applicable Company health plan shall continue until the end of the calendar month in which the Termination Date occurs and Employee may thereafter elect continued health coverage under COBRA, subject to the terms of the health plan and subject to Employee paying the applicable premiums.

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10. No Admission of Liability. It is expressly understood and agreed that this Agreement, and any acts undertaken hereunder, shall not be construed as an admission of liability or wrongdoing on the part of the Company under any law, statute, regulation or ordinance.

11.	Controlling Law.

a) This Agreement and all matters arising out of, or relating to, this Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, without regard to conflict-of-law principles. Notwithstanding the foregoing, and for the avoidance of any doubt, if a Company benefit plan or other employment-related agreement provides in writing that it shall be governed by the laws of another state, then all matters arising out of, or relating to, such benefit plan or other employment-related agreement shall be governed by, and construed in accordance with, the laws of the state designated in such benefit plan or other employment-related agreement.

b) All the payments and benefits provided for in Section 3 of this Agreement shall be subject to the Company’s applicable clawback or recoupment policies and other policies that may be implemented by the Company’s Board of Directors from time to time in accordance with applicable law.

12. Jurisdiction. Any action arising out of, or relating to, any of the provisions of this Agreement shall be brought and prosecuted only in the United States District Court for the Eastern District of Pennsylvania, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Delaware County, Pennsylvania, and the jurisdiction of such court in any such proceeding shall be exclusive. Employee also irrevocably and unconditionally consents to the service of any process, pleadings, notices or other papers.

13. Severability. If any provision of this Agreement is construed to be invalid, unlawful or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto, except that, in the event the release in Section 4 of this Agreement or the Second Release is held to be unlawful, invalid or unenforceable, any payments made pursuant to Section 3(b) shall be returned to the Company and no further consideration shall be due. If any covenant or agreement is held to be unenforceable because of the duration thereof or the scope thereof, then the court making such determination shall have the power to reduce the duration and limit the scope thereof, and the covenant or agreement shall then be enforceable in its reduced form.

14. Amendment. The Parties agree that this Agreement may not be altered, amended or modified, in any respect, except by a writing duly executed by both Parties.

15. Entire Agreement. The Parties understand that no promise, inducement or other agreement not expressly contained herein has been made conferring any benefit upon them; that this Agreement contains the entire agreement between the Parties with respect to the subject matter hereof (except as provided in the following sentence), and that the terms of this Agreement are contractual and not recitals only. Notwithstanding the foregoing, Employee agrees that Employee shall remain subject to all Restrictive Covenants, and such Restrictive Covenants will continue in effect according to their terms.

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16. Section 409A. This Agreement is intended to comply with Section 409A of the Code, or an exemption, and the provisions of this Section shall apply notwithstanding any provisions of this Agreement to the contrary. Severance benefits under this Agreement are intended to be exempt from Section 409A of the Code under the “short-term deferral” exception, to the maximum extent applicable, and then under the “separation pay” exception, to the maximum extent applicable. All payments to be made upon a termination of employment under this Agreement may only be made upon a “separation from service” under Section 409A of the Code. For purposes of Section 409A of the Code, the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments and each payment shall be treated as a separate payment. With respect to any payments that are subject to Section 409A of the Code, in no event shall Employee, directly or indirectly, designate the calendar year of a payment. With respect to any payments that are subject to Section 409A of the Code, in no event shall the timing of Employee’s execution of the Second Release, directly or indirectly, result in Employee designating the calendar year of payment of any amount set forth in Section 3(b) above, and if a payment of any amount set forth in Section 3(b) above is subject to Section 409A of the Code and could be made in more than one taxable year, based on timing of the execution of this Agreement, payment shall be made in the later taxable year. Any reimbursements and in-kind benefits provided under this Agreement shall be made or provided in accordance with the requirements of Section 409A of the Code.

17. Employee Acknowledgements. Employee hereby acknowledges that:

a) The Company advises Employee to consult with an attorney before signing this Agreement;

b) Employee has obtained independent legal advice from an attorney of Employee’s own choice with respect to this Agreement and its Exhibit C or Employee has knowingly and voluntarily chosen not to do so;

c) Employee freely, voluntarily and knowingly entered into this Agreement after due consideration;

d) Employee has 45 days to review and consider this Agreement and its Exhibit C;

e) If Employee knowingly and voluntarily chooses to do so, Employee may accept the terms of this Agreement on or within 45 days after receipt of this Agreement, but not later than 45 days after receipt of this Agreement;

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f) Employee is signing this Agreement on or within 45 days after receipt of this Agreement;

g) Employee has received a listing (as Exhibit C hereto) of the ages and job titles of employees in the Decisional Unit, as described in Exhibit C, who were selected for termination and eligible to receive severance pay and benefits in exchange for signing a release of claims, and the employees who were not selected for termination and not eligible to receive severance pay and benefits in exchange for signing a release of claims;

h) Employee has a right to revoke this Agreement by notifying the Senior Executive Vice President, General Counsel and Corporate Secretary of the Company at the Company in writing within seven days of Employee’s execution of this Agreement;

i) Unless revoked, this Agreement will become effective on the eighth day following its execution;

j) Changes to the Company’s offer contained in this Agreement that are immaterial will not restart the consideration period;

k) In exchange for Employee’s waivers, releases and commitments set forth herein, including Employee’s waiver and release of all claims arising under the ADEA and OWBPA, the payments, benefits and other considerations that Employee is receiving pursuant to the Agreement exceed any payment, benefit or other thing of value to which Employee would otherwise be entitled, and are just and sufficient consideration for the waivers, releases and commitments set forth herein;

l) No promise or inducement has been offered to Employee, except as expressly set forth herein, and Employee is not relying upon any such promise or inducement in entering into this Agreement; and

m) EMPLOYEE REPRESENTS THAT EMPLOYEE HAS READ THE TERMS OF THIS AGREEMENT, THAT THIS AGREEMENT IS WRITTEN IN A MANNER THAT EMPLOYEE CAN UNDERSTAND AND THAT THE COMPANY HAS NOT MADE ANY REPRESENTATIONS CONCERNING THE TERMS OR EFFECTS OF THIS AGREEMENT OTHER THAN THOSE CONTAINED HEREIN.

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EMPLOYEE FREELY AND VOLUNTARILY AGREES TO ALL THE TERMS AND CONDITIONS HEREOF, AND SIGNS THE SAME AS EMPLOYEE’S OWN FREE ACT.

IN WITNESS WHEREOF, and intending to be legally bound, the Parties agree to the terms of this Agreement.

Radian Group Inc.

Date: July 13, 2024	By:	/s/Mary Dickerson
	Name:	Mary Dickerson
	Title:	Senior Executive Vice President,
Chief People & Operating Officer

Date: July 12, 2024	By:	/s/ Brien McMahon
Brien J. McMahon

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Exhibit A

Second Release and Waiver of Claims (“Release”)

1. In further consideration of the compensation and benefits provided by Radian Group Inc. (“Radian”) to Brien J. McMahon (together with his heirs, administrators, representatives, executors, legatees, successors, agents and assigns in their capacities as such “Employee”), as set forth in Section 3(b) of the Transition, Separation and Release Agreement between Employee and Radian to which this Exhibit A is attached (the “Agreement”), Employee hereby agrees, subject to and without waiving any rights identified in Section 8 (Permitted Conduct) of the Agreement, to the maximum extent permitted by law, to irrevocably and unconditionally RELEASE AND FOREVER DISCHARGE Radian and its subsidiaries (together, the “Company”) and each of its and their past or present parents, subsidiaries and affiliates, their past or present officers, directors, stockholders, employees and agents, their respective successors and assigns, heirs, executors and administrators, the pension and employee benefit plans of the Company and of the Company’s past or present parents, subsidiaries or affiliates, and the past or present trustees, administrators, agents or employees of all such pension and employee benefit plans (hereinafter collectively included within the term the “Released Parties”), acting in any capacity whatsoever, of and from any and all manner of actions and causes of actions, suits, debts, claims and demands whatsoever in law or in equity, whether known or unknown, which Employee may have, or which Employee’s heirs, executors or administrators may have against the Released Parties, by reason of any matter, cause or thing whatsoever from the beginning of Employee’s employment with the Company to and including the date on which Employee executes this Release, and particularly, but without limitation of the foregoing general terms, any claims arising from or relating in any way to Employee’s employment relationship and/or the termination of Employee’s employment relationship with the Company, including but not limited to, any claims which have been asserted, could have been asserted, or could be asserted now or in the future, which includes any claim or right based upon or arising under any federal, state or local fair employment practices or equal opportunity laws, including, but not limited to, any claims under Title VII of the Civil Rights Act of 1964, the Family and Medical Leave Act of 1993, the Equal Pay Act, the Employee Retirement Income Security Act (“ERISA”) (including, but not limited to, claims for breach of fiduciary duty under ERISA), the Americans With Disabilities Act, the Age Discrimination in Employment Act (“ADEA”), the Older Workers’ Benefit Protection Act (“OWBPA”), Worker Adjustment and Retraining Notification (“WARN”), Pennsylvania Human Relations Act, Pennsylvania Equal Pay Law, Pennsylvania Whistleblower Law, if applicable, Pennsylvania Pregnancy Guidelines of the Human Relations Commission, if applicable, Florida Civil Rights Act, including age and sexual harassment claims, Florida Omnibus AIDS Act, Florida Wage Discrimination Law, Florida Discrimination against Education Employees, Florida Discrimination Against Military Personnel, retaliation provision of Florida Workers Compensation Act (Fla. Stat. Ann. § 440.205), the Florida Discrimination on the basis of Sickle Cell Trait Law, the Florida Equal Pay Act, Florida Fair Housing Act, Florida Private Sector Whistleblower’s Act, Florida minimum wage and wage

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payment laws, Fla. Const. art. X, § 24, and retaliation provision of the Florida False Claims Act (Fla. Stat. Ann. § 68.088), including all amendments thereto, and any other federal, state or local statutes or common law under which Employee can waive Employee’s rights, any contracts between the Released Parties and Employee, and all claims for counsel fees and costs. Employee acknowledges that Employee has not made any claims or allegations related to sexual harassment or sexual abuse and none of the payments set forth in the Agreement are related to sexual harassment or sexual abuse.

2. In waiving and releasing any and all claims against the Released Parties, whether or not now known to Employee, Employee understands that this means that if Employee later discovers facts different from or in addition to those facts currently known by Employee, or believed by Employee to be true, the waivers and releases of this Release will remain effective in all respects, despite such different or additional facts and Employee’s later discovery of such facts, even if Employee would not have agreed to this Release if Employee had prior knowledge of such facts.

3. Notwithstanding anything in this Release to the contrary, Employee does not waive (a) any entitlements under the terms of the Agreement, (b) Employee’s existing right to receive vested accrued benefits under any plans or programs of the Company under which Employee has accrued benefits (other than under any Company separation or severance plan or programs), (c) any claims that, by law, may not be waived, (d) any rights or claims that may arise after the date Employee executes this Release, (e) any right to indemnification under the bylaws of the Company, or under any directors and officers insurance policy, with respect to Employee’s performance of duties as an employee or officer of the Company, and (f) any claim or right Employee may have for unemployment insurance benefits, workers’ compensation benefits, state disability and/or paid family leave insurance benefits pursuant to the terms of applicable state law.

4. Employee acknowledges that, upon receiving the payments and benefits provided for in Section 3 of the Agreement, Employee has received all benefits and amounts due from the Company related to Employee’s employment with the Company, including all wages, overtime, bonuses, commissions, incentives, sick pay, personal leave and vacation pay to which Employee is entitled and that no other amounts are due to Employee other than as set forth in the Agreement. Employee also acknowledges that Employee was provided any leaves to which Employee was entitled in connection with Employee’s employment with the Company. Notwithstanding the foregoing, nothing in this Release is a waiver, modification or forfeiture of any vested accrued benefit that Employee may have under the Company’s benefit plans. Employee certifies that Employee has deleted all Company property and information from any personal computing devices (e.g., PDA, laptop, thumb drive, etc.) in compliance with Section 6 of the Agreement.

5. Employee hereby acknowledges that:

a) The Company advises Employee to consult with an attorney before signing this Release;

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b) Employee has obtained independent legal advice from an attorney of Employee’s own choice with respect to this Release and Exhibit C attached to the Agreement or Employee has knowingly and voluntarily chosen not to do so;

c) Employee freely, voluntarily and knowingly entered into this Release after due consideration;

d) Employee has had at least 45 days to review and consider this Release and Exhibit C attached to the Agreement;

e) If Employee knowingly and voluntarily chooses to do so, Employee may accept the terms of this Release on the Termination Date;

f) Employee will not sign this Release before the Termination Date;

g) Employee has received a listing (as Exhibit C attached to the Agreement) of the ages and job titles of employees in the Decisional Unit, described in Exhibit C to the Agreement, who were selected for termination and eligible to receive severance pay and benefits in exchange for signing a release of claims, and the employees who were not selected for termination and not eligible to receive severance pay and benefits in exchange for signing a release of claims;

h) Employee has a right to revoke this Release by notifying the Senior Executive Vice President, General Counsel and Corporate Secretary of the Company at the Company in writing within seven days of Employee’s execution of this Release;

i) Unless revoked, this Release will become effective on the eighth day following its execution (the “Effective Date”);

j) Changes to the Company’s offer contained in this Release that are immaterial will not restart the consideration period;

k) In exchange for Employee’s waivers, releases and commitments set forth herein, including Employee’s waiver and release of all claims arising under the ADEA and OWBPA, the payments, benefits and other considerations that Employee is receiving pursuant to the Agreement exceed any payment, benefit or other thing of value to which Employee would otherwise be entitled, and are just and sufficient consideration for the waivers, releases and commitments set forth herein;

l) No promise or inducement has been offered to Employee, except as expressly set forth herein, and Employee is not relying upon any such promise or inducement in entering into this Release; and

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m) EMPLOYEE REPRESENTS THAT EMPLOYEE HAS READ THE TERMS OF THIS RELEASE, THAT THIS RELEASE IS WRITTEN IN A MANNER THAT EMPLOYEE CAN UNDERSTAND AND THAT THE COMPANY HAS NOT MADE ANY REPRESENTATIONS CONCERNING THE TERMS OR EFFECTS OF THIS RELEASE OTHER THAN THOSE CONTAINED HEREIN.

EMPLOYEE FREELY AND VOLUNTARILY AGREES TO ALL THE TERMS AND CONDITIONS HEREOF, AND SIGNS THE SAME AS EMPLOYEE’S OWN FREE ACT.

Date:	By:
Brien J. McMahon
(TO BE SIGNED ON OR AFTER THE TERMINATION DATE)

CONFIDENTIAL

Exhibit B

Treatment of Equity Awards

B-1